Exhibit 99.2

Encore Capital Group, Inc. Special Transaction Announcement Call March 6, 2013

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, Encore and Asset Acceptance will file with the SEC a registration statement on Form S-4 that will include a proxy statement of Asset Acceptance and a prospectus of Encore, as well as other relevant documents concerning the proposed transaction. STOCKHOLDERS OF ASSET ACCEPTANCE ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ENCORE, ASSET ACCEPTANCE AND THE PROPOSED TRANSACTION.

A free copy of the proxy statement/prospectus, as well as other filings containing information about Encore and Asset Acceptance, may be obtained at the SEC’s internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Encore at www.encorecapital.com under the tab “Investors,” and then under the heading “SEC Filings” or from Asset Acceptance at www.assetacceptance.com under the tab “Investors,” and then under the heading “SEC Filings.”

Encore, Asset Acceptance and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about Encore directors and executive officers is available in Encore’s proxy statement filed with the SEC on April 27, 2012. Information about Asset Acceptance’s directors and executive officers is available in Asset Acceptance’s proxy statement filed with the SEC on March 28, 2012. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Encore Capital Group, Inc. Special Transaction Announcement Call March 6, 2013

Adam Sragovicz, Director, Finance & Treasury

Thank you, [Operator]. Good morning and welcome to Encore Capital Group’s special transaction announcement call. With me on the call today is Brandon Black, our President and Chief Executive Officer and Paul Grinberg, our Chief Financial Officer. Brandon will make prepared remarks, and then we will be happy to take your questions.

Before we begin, we have a few housekeeping items. Throughout the call, we will use forward-looking statements, including predictions, expectations, estimates, or other information that might be considered forward-looking. While these forward-looking statements represent our current judgment, these statements are also subject to risks and uncertainties that may cause actual results to differ materially from statements being made today. As a result, we caution you against placing undue reliance on these forward-looking statements, which speak only as of the date they are made. Please be sure to see our Forms 10-K, 10-Q, and other SEC filings, including a press release issued as an exhibit to our Current Report on Form 8-K filed today, which include a more complete discussion of our financial results and risk factors that pertain to our business. In addition, this communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

As a reminder, this conference call will also be made available for replay on the Investors section of our website, and we also plan to post the prepared remarks following the conclusion of this call.

With that, let me turn the call over to Brandon Black, our President and Chief Executive Officer.

Encore Capital Group, Inc. Special Transaction Announcement Call March 6, 2013

Brandon Black – President and CEO:

Thank you, Adam, and good morning everyone. I appreciate you joining us on such short notice.

Earlier today, we announced that Encore has reached an agreement to acquire Asset Acceptance Capital Corp. Together, the two companies have purchased over 60 million consumer accounts with a face value of more than 130 billion dollars.

Under the terms of the agreement, Encore will acquire Asset Acceptance for $6.50 per share, which represents a total equity value of approximately 200 million dollars. Asset Acceptance shareholders will have the option to receive their consideration in cash or Encore stock or any combination of cash and stock, at their election, with the aggregate stock consideration across all shareholders capped at 25 percent of the total equity consideration to be received. Encore anticipates funding the equity purchase and additional assumed liabilities through Encore’s current credit facility and existing banking relationships. Subject to shareholder and regulatory approval, the acquisition is expected to close during the second quarter of this year.

We believe this acquisition marks the beginning of a new phase in our highly fragmented industry – a phase defined by more efficient companies committed to operating ethically and treating consumers with respect. Transactions like this are an important component of our long-term growth plan, along with pursuing growth in new asset classes and geographies.

As we have consistently said, success in our industry depends on three factors: an efficient operating platform, access to low-cost capital, and a deep understanding of the financially distressed consumer. We have also said that companies that lack these factors will find it difficult to survive in this increasingly competitive environment, particularly as pricing continues to rise. This is the case with Asset as a standalone company. As we integrate their operations, we believe that our strong operating and

Encore Capital Group, Inc. Special Transaction Announcement Call March 6, 2013

cost advantages will allow the portfolio investments made by Asset to be significantly more profitable.

We have spoken a number of times about our expectation of industry consolidation as the business and regulatory environments grow more complex. For the past few years, we have actively positioned ourselves for this environment, and we believe this acquisition sends a clear signal that Encore will play a key role in driving consolidation in a highly fragmented industry. We have a history of acquiring and managing large portfolios in the resale space. For example, last year alone we made two significant portfolio acquisitions and have successfully integrated them into our business. We expect to leverage this experience as we work to integrate Asset into Encore’s operations.

We believe Asset’s portfolios have around one billion dollars in estimated remaining collections and, as a result, this transaction will account for a significant portion of our purchasing activity in 2013. As we have experienced during complicated transactions in the past, integration and absorption can take time and attention, so we will be devoting a lot of time to ensure that we maximize the value of Asset’s portfolio. The purchase price of the portfolio represents attractive IRRs when compared to opportunities we currently see in the marketplace.

Before we open the line for questions, I’d like to thank Asset’s management team for their efforts in bringing this transaction together. We not only believe that it’s the right thing to do for our combined shareholders and employees, we also believe it’s the right thing to do for consumers. It allows us to extend to millions more consumers the industry’s only Consumer Bill of Rights, which is our commitment to treat people with the respect they deserve as they regain their financial health.

Before we open up the line for questions, I’d like to let you know that I am at Asset’s headquarters in Warren, Michigan while Paul is at Encore’s offices in San Diego. We’ll try to be as coordinated as we can be in answering your questions. Operator, please open the line for questions.